Exhibit 10.1

*PORTIONS OF THIS ETHANOL PURCHASE AGREEMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

April 3, 2012

Via E-mail

Mr. Brian Cahill, General Manager
Southwest Iowa Renewable Energy, LLC
2101 42nd Ave
Council Bluffs, IA 51501

Re:           Advanced Process Controls Dear Brian:

In connection with Southwest Iowa Renewable Energy, LLC's (SIRE) purchase of ICM, Inc.'s (ICM) proprietary Advance Process Controls solution (APC), ICM provides the following assurances to SIRE:

1.
ICM expects that SIRE will achieve minimum corn to ethanol yield increase of *% as a result of the purchase, installation and usage of APC ("Minimum Yield Increase"). The methodology and test period for determining whether SIRE has achieved a corn to ethanol yield increase is described in Paragraph 2 below. In the event that SIRE does not achieve the Minimum Yield Increase within the test period, ICM will provide the following additional consideration to SIRE:

*OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(A)
For a period of sixty (60) days following the conclusion of the test period, ICM, at its sole cost, will provide additional optimization services for SIRE not to exceed forty (40) hours to facilitate efficient and effective plant operations at SIRE. If SIRE follows ICM's recommendations, the yield increase will be measured again to determine if the Minimum Yield Increase has been achieved.

April 2, 2012
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(B)
If the minimum yield increase has not been achieved by the testing following the plant optimization services, ICM will afford to SIRE a one-time credit in the amount of * Dollars ($*) that SIRE may use toward the purchase of future parts and services from ICM.

*OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.
For a period of eight (8) weeks following the completion of the installation of the APC ("test period"), the parties will measure any corn to ethanol yield increase that may be realized by the plant from the use and operation of the APC.

(A)
First, the historical corn to ethanol yield will be determined. The "Historical Yield" means the historical 8-week corn to ethanol yield (gallons of undenatured ethanol to bushels ground) prior to APC usage based upon the production records of SIRE. The Historical Yield shall be measured during the 8-week period immediately prior to APC being used. The gallons of undenatured ethanol produced at the Plant during the 8-week period shall be measured by the productions records of SIRE (as verified by the DCS). The number of bushels shall be measured by the weekly inventories taken by SIRE for the immediately preceding completed 8-week period, adjusted for work in process. A bushel shall be equal to 56 pounds of corn. The Historical Yield will be equal to the quotient of (i) gallons of undenatured ethanol produced during the 8-week period, divided by (ii) the number of bushels of corn ground during the 8-week period.

(B)	Next, a target yield will be determined for measurement purposes. The "Target Yield" will be equal to the product of (i) the Historical Yield, multiplied by (ii) * (*%).

*OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(C)
Next, the post-APC corn to ethanol yield will be determined under the same methodology as subsection (A) for the 8-week period following APC commissioning. The "Post-APC Yield" will be equal to the quotient of (i) gallons of undenatured ethanol produced during the 8-week period, divided by (ii) the number of bushels of corn ground during the 8-week period.

April 2, 2012
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(D)
Finally, the Minimum Yield Increase will be deemed met if the Post-APC Yield is equal to or greater than the Target Yield. If the Target Yield is greater the PostAPC Yield, then Minimum Yield Increase will be deemed not to have been achieved.

Notwithstanding the foregoing, it is imperative the yield comparisons be conducted under similar operating parameters. Accordingly, SIRE will use its best efforts to operate the plant under similar conditions during the post-APC testing compared to the conditions during the historical measurement period, including amount and types or enzymes, yeast, corn quality and other fermentation additives. Some procedures, enzyme usage, additives, and operating settings may be adjusted during the application of the ICM APC solution. These changes will not constitute changes made by SIRE for the purpose of comparison. In the event that similar conditions were not achieved, the parties will negotiate in good faith to adjust either the Historical Yield or the Post-APC Yield as applicable. Alternatively, the parties may elect another period of time to measure the Historical Yield that most closely approximated the operating conditions during the postAPC test period for purposes of determine the yield increase.

3.	This letter and the Advanced Process Controls Technical Proposal constitute the entire agreement between the parties with respect to the installation and usage of the APC at the SIRE plant.

If the foregoing meets your approval, kindly accept this letter in the signature blank provided below. Otherwise, please contact me to discuss.

Very truly yours,

/s/ Christopher M. Mitchell
Christopher M. Mitchell, President

CMM/bb

Cc:           Bob Wilson
Trevor Hinz

ACCEPTED:

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

April 2, 2012
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By:	/s/ Brian Cahill
Brian Cahill, General Manager

Date:	4-18-2012